Exhibit 21.1

Subsidiary	State of Incorporation or Organization	Name under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2009:

Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Developers Limited Partnership	Ohio	Kenwood Office Developers Limited Partnership
Duke Kentucky, Inc.	Kentucky	Duke Kentucky, Inc.
Mark Center TMP, LLC	Delaware	Mark Center TMP, LLC
BD Adena Development, LLC	Indiana	BD Adena Development, LLC
BD Adena Financing, LLC	Indiana	BD Adena Financing, LLC
Physicians Office Building of Fort Wayne, LLC	Indiana	Physician Office Building of Fort Wayne, LLC
BD Fort Wayne Financing, LLC	Indiana	BD Fort Wayne Financing, LLC
BD Center Pointe, LLC	Georgia	BD Center Pointe, LLC
BremnerDuke - Anson Development I, LLC	Indiana	Bremner/Duke - Anson Development I, LLC
BremnerDuke - AOA Arlington Development, L.P.	Indiana	Bremner/Duke - AOA Arlington Development, L.P.

The Registrant accounted for the following entities on the equity method at December 31, 2009:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Cincinnati Development Group Limited Liability Company	Ohio	Cincinnati Development Group Limited Liability Company
Dugan Realty, L.L.C.	Indiana	Dugan Realty, L.L.C.
Dugan Texas, LLC	Delaware	Dugan Texas, LLC
Duke/Hawk, L.L.C.	Indiana	Duke/Hawk, L.L.C.
Hillside Partnership One LP	Georgia	Hillside Partnership One
Horizon Park Developers, Inc.	Georgia	Horizon Park Developers, Inc.
Lamida Group, L.L.C.	Indiana	Lamida Group, L.L.C.
Northwinds Land, L.P.	Georgia	Northwinds Land, L.P.
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Delaware	Dugan Millenia LLC
Park Creek Venture	Indiana	Park Creek Venture
BCC Cancer Center Venture, L.P.	Delaware	BCC Cancer Center Venture, LP
BremnerDuke Mary Shiels Development, L.P.	Indiana	BremnerDuke Mary Shiels Development, L.P.
AD West End, LLC	Indiana	AD West End, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
DRCS, LLC	Delaware	DRCS, LLC
P&L Duke 3630 Peachtree, L.P.	Georgia	P&L Duke 3630 Peachtree, L.P.
Quantico Real Estate, LLC	Delaware	Quantico Real Estate, LLC
Lafayette Real Estate, LLC	Delaware	Lafayette Real Estate, LLC
Duke/Kane, LLC	Delaware	Duke/Kane, LLC
G&E Healthcare REIT/Duke Chesterfield Rehab, LLC	Delaware	G&E Healthcare REIT/Duke Chesterfield Rehab, LLC
Linden Development, LLC	New Jersey	Linden Development, LLC
Duke/Hulfish, LLC	Delaware	Duke/Hulfish, LLC

The Registrant accounted for the following entity on the cost method at December 31, 2009:

Pinnacle Media, LLC	Indiana	Pinnacle Media, LLC